CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Statements of Additional Information constituting part of these Post-Effective Amendment Nos. 44, 61, and 62 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 27, 2007 relating to the financial statements and financial highlights which appear in the May 31, 2007 Annual Reports to Shareholders of John Hancock Strategic Income Fund, John Hancock Bond Fund, John Hancock Investment Grade Bond Fund, John Hancock Government Income Fund and John Hancock High Yield Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses also constituting part of the Post-Effective Amendments listed above and under the headings "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 24, 2007